SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Witness Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WITNESS SYSTEMS INC.

300 Colonial Center Parkway
Roswell, Georgia 30076
(770) 754-1900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2002

       The Annual Meeting of Stockholders of Witness Systems, Inc. will be held on Wednesday, May 29, 2002, at 9:00 a.m., local time, at the offices of the Company for the following purposes:

1. To elect two (2) directors to our board of directors;

2. To ratify the selection of KPMG LLP, as our independent public accountants for our current fiscal year; and

3. To transact such other business as may properly come before us at the annual meeting or any adjournment or postponement thereof.

      These matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on April 9, 2002, as the record date for determining which stockholders are entitled to notice of, and to vote at the annual meeting. Stockholders of record as of the close of business on that date are entitled to vote at the annual meeting or any postponement or adjournment thereof.

By Order of the Board of Directors,

David B. Gould
Chairman, President and CEO

April 19, 2002

Atlanta, Georgia

IMPORTANT

      YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION AND SELECTION OF INDEPENDENT ACCOUNTANTS
EXECUTIVE COMPENSATION
Summary Compensation Table
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
CERTAIN TRANSACTIONS
STOCKHOLDER PROPOSALS
FORM 10-K EXHIBITS
OTHER MATTERS

WITNESS SYSTEMS, INC.

300 Colonial Center Parkway
Roswell, Georgia 30076
(770) 754-1900

      Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it in the enclosed envelope. This proxy statement has information about the annual meeting and is being furnished on behalf of our board of directors. The Company intends to mail this proxy statement and the accompanying proxy card on or about April 23, 2002, to all stockholders entitled to vote at the annual meeting.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

      Stockholders of record on April 9, 2002, the record date, are entitled to vote at the annual meeting. On that date, a total of 22,629,550 shares of common stock were outstanding and eligible to vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it in the enclosed envelope. If you sign and return your proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR the director nominee and FOR the other proposals to be considered at the annual meeting.

What does it mean if I receive more than one proxy card?

      It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return or submit voting instructions for all proxy cards to ensure that all of your shares are voted.

What if other matters come up at the annual meeting?

      The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

      Yes. At any time before the vote on a proposal, you can change your vote by giving our secretary written notice revoking your proxy card, or by signing, dating, and returning to us a new proxy card with a later date, or by voting in person at the meeting.

Can I vote in person at the annual meeting rather than by completing the proxy card?

      Although we encourage you to complete and return the proxy card, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in a street name?

      If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions on voting your shares.

How are votes counted?

      A quorum will be present, and we will hold the annual meeting, if holders of a majority of the shares of common stock entitled to vote sign and return their proxy cards or attend the meeting. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so called “broker non-votes”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal. Abstentions, or proxies which are properly signed and returned but which abstain on all or any matters to be voted on at the meeting will also be counted as present for purposes of determining whether a quorum exists.

How many votes are required to elect a director?

      Directors are elected by a plurality. This means that a director is elected if more votes are cast in favor of the nominee than are cast against the nominee. As a result, if you withhold your vote as to a nominee, it will have no effect on the result of the election of that nominee. Broker non-votes will have no effect on the election of directors.

How many votes are required to approve the other proposals?

      All other proposals will be approved upon the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Abstentions as to these proposals will have the same effect as a vote against the proposal.

Who pays for this proxy statement?

      We pay for the cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any other solicitation materials furnished to you. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of theses employees will receive extra compensation for doing this.

When is the deadline for receipt of stockholder proposals for the 2003 annual meeting?

      Proposals of our stockholders that are intended to be presented at our 2003 annual meeting must be received no later than December 20, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the amount and percent of shares of our common stock which, as of April 1, 2002, are deemed under the rules of the Securities and Exchange Commission to be “beneficially owned” by each member of the board of directors, by the nominee for election to the board of directors, by each executive officer, by nominees and executive officers as a group, and by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended) known by us as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of our common stock.

	Number of Shares	Percent
	Beneficially Owned	Beneficially Owned

Directors and Officers(1)
David B. Gould(2)	1,065,365	4.7%
Jon W. Ezrine(3)	178,373	*
Jeffrey S. Ford(4)	192,338	*
Alain Livernoche(5)	222,552	*
John May(6)	85,276	*
Nancy Y. Treaster(7)	192,149	*
Loren B. Wimpfheimer(8)	148,143	*
Thomas J. Crotty(9)	4,310,147	19.1%
Joel G. Katz(10)	18,630	*
Dan J. Lautenbach	—	*
Peter F. Sinisgalli(11)	13,825	*
All directors and executive officers as a group (11 persons)(12)	6,426,798	28.4%
Other 5% Stockholders
Battery Ventures, L.P.(13)	4,232,197	18.7%
20 William Street Wellesley, Massachusetts
J.P. Morgan Chase & Co.(14)	2,554,288	11.3%
270 Park Avenue New York, New York 10017
Goldman Sachs Asset Management(15)	1,273,524	5.7%
32 Old Slip New York, NY 10005

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Information with respect to “beneficial ownership” shown in the table above is based on information supplied by the directors and executive officer and filings made with the Commission or furnished to us by other stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 22,616,091 shares of common stock outstanding as of April 1, 2002 and includes shares of common stock subject to options that may be exercised within sixty (60) days of April 1, 2002. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2)	Includes 210,580 shares issuable to Mr. Gould upon the exercise of options exercisable within 60 days; 35,000 shares held by Mr. Gould’s wife; 8,348 shares held by trusts for the benefit of Mr. Gould’s two children; and 15,031 shares held by Mr. Gould’s Grantor Retained Annuity Trust (GRAT). Mr. Gould disclaims beneficial ownership of the shares held by his wife, the shares in the trust held for the benefit of his two children and the shares held in the GRAT.
(3)	Includes 67,724 shares subject to options that are exercisable within 60 days of April 1, 2002.
(4)	Includes 153,167 shares subject to options that are exercisable within 60 days of April 1, 2002.
(5)	Includes 165,066 shares subject to options that are exercisable within 60 days of April 1, 2002.
(6)	Includes 85,276 shares subject to options that are exercisable within 60 days of April 1, 2002.
(7)	Includes 119,841 shares subject to options that are exercisable within 60 days of April 1, 2002.
(8)	Includes 146,143 shares subject to options that are exercisable within 60 days of April 1, 2002.

(9)	Includes 4,232,197 shares held by Battery Ventures IV, L.P. and Battery Investment Partners IV, LLC. Mr. Crotty is a General Member of Battery Investment Partners IV, LLC, the managing partner of Battery Ventures IV, L.P. and therefore may be considered to share beneficial ownership of the shares held by Battery Ventures IV, L.P. and by Battery Investment Partners IV, LLC. Mr. Crotty disclaims beneficial ownership of these shares.

(10)	Includes 18,630 shares subject to options that are exercisable within 60 days of April 1, 2002.
(11)	Includes 12,825 shares subject to options that are exercisable within 60 days of April 1, 2002.
(12)	Includes 979,252 shares subject to options that are exercisable within 60 days of April 1, 2002, and 4,990,576 shares as to which the respective directors and officers disclaim beneficial ownership.
(13)	Includes 4,168,714 shares held by Battery Ventures IV, L.P. (“Battery Ventures”) and 63,483 shares held by Battery Investment Partners IV, LLC (“Battery Investment Partners”), which invests alongside Battery Ventures in all investments made by Battery Ventures. Battery Ventures and Battery Investment Partners may each be deemed to own beneficially the shares held by the other. Battery Partners, IV, LLC (“Battery Partners”), the sole general partner of Battery Ventures, may be deemed to own beneficially the shares beneficially owned by Battery Ventures. Richard D. Frisbie is the sole manager of Battery Investment Partners and Mr. Frisbie, Oliver D. Curme, Todd A. Dagres, Kenneth P. Lawler and Thomas J. Crotty are the sole member managers of Battery Partners, and each therefore may be deemed to own beneficially the shares beneficially owned by Battery Investment Partners and Battery Ventures, respectively. Each of Battery Partners, Battery Investment Partners and Messrs. Frisbie, Curme, Crotty, Lawler and Dagres disclaim beneficial ownership of the shares held by Battery Ventures except to the extent of their respective proportionate pecuniary interest therein. Each of Battery Ventures, Battery Partners and Messrs. Frisbie, Curme, Crotty, Lawler and Dagres disclaims beneficial ownership of the shares held of record by Battery Investment Partners, except to the extent of their respective proportionate pecuniary interests therein.
(14)	Percentage of beneficial ownership is based on 22,479,360 shares of common stock outstanding as of December 31, 2001, as reported on Schedule 13G filed on February 13, 2002, J.P. Morgan Chase & Co. has the sole power to vote or to direct the vote for 1,923,725 shares and the sole power to dispose or direct the disposition of 2,220,778 shares.
(15)	Percentage of beneficial ownership is based on 22,479,360 shares of common stock outstanding as of December 31, 2001, as reported on Schedule 13G filed on February 14, 2002. Goldman Sachs Asset Management is a separate operating unit of Goldman, Sachs & Co.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our board of directors is divided into three classes, each of whose members serve for staggered three-year terms. The number of directors is determined from time to time by the board of directors and is currently fixed at five (5) members. The board is currently comprised of one Class I director, David B. Gould, two Class II directors, Peter F. Sinisgalli and Dan J. Lautenbach, and two Class III directors, Thomas J. Crotty and Joel G. Katz. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified. In March 2002, Dan J. Lautenbach was appointed by the board to fill the vacant Class II directorship and shall hold office for the remainder of such term which expires at the 2004 annual meeting. At this year’s annual meeting, Thomas J. Crotty and Joel G. Katz, who were elected to the board of directors in April 1997 and July 1999, respectively, will stand for re-election as Class III directors.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of a substitute nominee the board of directors may select. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that they will be unable to serve.

      The Board of Directors recommends a vote FOR the named nominees.

Nominees to Serve as Class III Directors

      Thomas J. Crotty, age 43, has served as a director since April 1997. Mr. Crotty has been a General Partner of Battery Ventures, a venture capital firm, since 1989.

      Joel G. Katz, age 38, has served as a director since July 1999. Mr. Katz has been a private investor since August 2001. From April 1999 to August 2001, he served as Chief Financial Officer for Vignette Corporation, a global provider of electronic commerce software and services. Prior to Vignette Corporation, Mr. Katz served as Chief Financial Officer of Harbinger Corporation, a provider of electronic software and services, from 1990 to 1999.

Incumbent Class I Director (Term Expires in 2003)

      David B. Gould, age 43, has served as our President and Chief Executive Officer since February 1999 and as Chairman of the Board since November 1999. From March 1996 to November 1998, Mr. Gould was Chief Executive Officer and Chairman of the Board of InStream Corporation, a healthcare electronic commerce company. In 1998, InStream filed for liquidation under bankruptcy law.

Incumbent Class II Directors (Terms Expire in 2004)

      Peter F. Sinisgalli, age 46, has served as a director since July 2000. He has served as President and Chief Operating Officer of CheckFree Corporation, a leading provider of electronic billing and payment services, since November 1996.

      Dan J. Lautenbach, age 56, has served as a director since March 2002. Since January 2002, Mr. Lautenbach has been the Chairman of DJL Consulting, a sales consulting organization. From April 2001 to December 2001, he served as Senior Vice President of Global Sales and Operations for Vignette Corporation. Mr. Lautenbach was Vice President of Worldwide Software Sales for IBM and was General Manager for Software, EMEA, from 1997 to 1999.

PROPOSAL 2

RATIFICATION AND SELECTION OF INDEPENDENT ACCOUNTANTS

      The board of directors, at the recommendation of the Audit Committee, has selected the firm of KPMG LLP as our independent certified public accountants for the fiscal year ending December 31, 2002, subject to approval of the stockholders. Representatives of KPMG will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so, and are expected to respond to appropriate questions that the stockholders might have. Although stockholder approval of the board of directors’ selection of KPMG LLP is not required by law, the board of directors believes such action is desirable.

Audit Fees

      The aggregate fees billed by KPMG LLP for professional services rendered for the audit of our annual financial statements for fiscal year 2001 and the reviews of the financial statements included in our Forms 10-Q for such fiscal year were $186,250. In addition, we paid KPMG LLP $28,260 for tax and other accounting advice related to our audit.

Financial Information Systems Design And Implementation Fees

      There were no fees billed by KPMG LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for fiscal year 2001.

All Other Fees

      The aggregate fees billed by KPMG LLP for professional services rendered other than as stated above were $14,610 which was related to compensation, benefits and tax advisory work for our domestic and international operations. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of KPMG LLP.

      The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of KPMG LLP as our Independent Accountants.

Board of Directors Meetings and Committees

      During the fiscal year ended December 31, 2001, the board of directors met seven times and took action by unanimous written consent three times. All of the directors attended 100% of the aggregate total number of meetings of the board of directors and meetings of committees of the board of directors on which they served. The board of directors has established three permanent committees that have certain responsibilities for our governance and management: the Compensation Committee, the Audit Committee and the Option Committee. We have no standing nominating or other committee performing similar functions. The board of directors as a whole acts as a nominating committee to select nominees for election as directors. The board of directors will consider nominees recommended by stockholders if submitted to the board in accordance with the procedures specified in our Amended and Restated Bylaws. The Bylaws provide that a stockholder seeking to nominate a candidate for election as a director at a meeting of the stockholders must provide notice of such nomination not less than 90 days prior to the meeting, and such notice must provide us with certain information regarding the nominee.

      Audit Committee. During 2001 the Audit Committee consisted of Mr. Katz, the chairman and Messrs. Crotty and Sinisgalli. The Audit Committee recommends the selection of our independent auditors, reviews the scope of the audit to be conducted by them, as well as the results of their audit, reviews the scope of our internal system of controls, appraises our financial reporting activities (including our proxy statement and annual report) and the accounting standards and principles followed.

      Compensation Committee. During 2001 the Compensation Committee consisted of Mr. Sinisgalli, the chairman, and Messrs. Crotty and Katz. The Compensation Committee approves the compensation and benefits of all of our executive officers, reviews general policies relating to compensation and benefits of our employees and makes recommendations concerning certain of these matters to the board of directors. The Compensation Committee also administers our Stock Incentive Plan and Employee Stock Purchase Plan.

      Option Committee. Established in July 2001, the Option Committee consisted of Messrs. Gould and Sinisgalli. The Option Committee is authorized to award stock options in accordance with our Stock Incentive Plan to employees below the rank of Senior Vice President in addition to those which are awarded by the Compensation Committee. During the fiscal year ended December 31, 2001, the Option Committee met two times and took action by unanimous written consent four times.

Directors’ Compensation

      Directors do not currently receive compensation for services performed in their capacity as directors. We reimburse each director for reasonable expenses they incur in attending board and committee meetings. In addition, non-employee directors are eligible to receive options to purchase our common stock under our Stock Incentive Plan. The board of directors determines the vesting schedule and exercise price for options granted to non-employee directors.

Executive Officers

      In addition to David B. Gould, the following individuals currently serve as our executive officers:

      Jon W. Ezrine, age 34, has served as Chief Financial Officer since April 1997 and was elected a Senior Vice President in January 2001. He also served as Secretary from April 1997 until September 2000. From June 1993 to March 1997, Mr. Ezrine served as Controller for SQL Financials, now Clarus Corporation, a software application vendor. Prior to that, Mr. Ezrine was employed by Arthur Andersen & Co. Mr. Ezrine is a certified public accountant.

      Jeffrey S. Ford, age 52, has served as Senior Vice President of Operations since January 2001, and served as Vice President of Operations from July 1998 until January 2001. Prior to that, Mr. Ford worked as an independent consultant from January 1998 to June 1998. From July 1989 to December 1997, Mr. Ford served in various management positions at Cyborg Systems, a leading software provider of human resources applications, most recently serving as Vice President of Global Development.

      Alain Livernoche, age 42, has served as the Senior Vice President of Worldwide Sales since January 2001 and served as Vice President of North American Sales from June 1998 until December 2000. From January

1997 to June 1998, Mr. Livernoche served as Vice President of Sales, Western Region for SQL Financials, now Clarus Corporation, a software application vendor. Prior to that, Mr. Livernoche served in various management positions at Dun & Bradstreet Software, now GEAC, a developer of enterprise solutions, most recently serving as Regional Vice President.

      John May, age 50, has served as Senior Vice President of Engineering since July 2001, and served as Vice President of Engineering from August 2000 until July 2001. Before Mr. May joined the Company, he worked as Vice President of Engineering for Cellarius, Inc. from February 2000 to July 2000. Prior to that, Mr. May served as manager of the Intelligent Services group for the Advance Data Services Unit of Bell South from 1998 to July 2000 and Director of Software Development for BellSouth ..net, a BellSouth Internet subsidiary from 1996 to 1998.

      Nancy Y. Treaster, age 40, has served as the Senior Vice President of Marketing since January 2001 and served as Vice President of marketing from April 1997 until January 2001. Prior to that, Ms. Treaster spent thirteen years with Dun & Bradstreet Software, now GEAC, a developer of enterprise solutions, serving in various management positions, most recently serving as Director, SmartStream Product Marketing/ Management.

      Loren B. Wimpfheimer, age 37, has served as Senior Vice President of Strategic Development, General Counsel and Secretary since January 2001 and joined the Company in September 2000 as Vice President of Strategic Development, General Counsel and Secretary. From September 1996 until July 2000, he served as Vice President of Business Development and General Counsel of Harbinger Corporation which was sold to Peregrine Systems, Inc. in June 2000.

EXECUTIVE COMPENSATION

      The following table sets forth, for the years ended December 31, 2001, 2000 and 1999, the total compensation paid by the Company to our Chief Executive Officer and our next four most highly compensated executive officers whose salary and bonus for 2001 exceeded $100,000. These executive officers are referred to as the Named Executive Officers.

Summary Compensation Table

					Long Term
					Compensation
					Awards

		Annual Compensation			Securities
	Fiscal				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)		Options(4)	Compensation

David B. Gould	2001	$300,000	$133,945		461,000	$222,629	(5)
(joined in February 1999)	2000	$250,000	$78,689		40,000	$267,681	(6)
Chairman, President and CEO	1999	$206,235	$30,384		422,226	$110,654	(7)
Alain Livernoche	2001	$175,000	$76,676	(2)	51,706	$1,617	(8)
Sr. Vice President, Worldwide Sales	2000	$153,125	$116,281	(2)	51,000	$1,666	(8)
	1999	$150,000	$86,250	(3)	9,000	$979	(9)
Jon W. Ezrine	2001	$150,000	$65,991		86,764	$1,602	(8)
Sr. Vice President and	2000	$135,000	$62,950		33,700	$1,627	(8)
Chief Financial Officer	1999	$119,119	$22,789		16,119	$458	(9)
Jeffrey S. Ford	2001	$150,000	$68,339		85,203	$1,543	(8)
Sr. Vice President, Operations	2000	$135,000	$53,163		33,700	$1,635	(8)
	1999	$126,667	$45,740		13,320	$853	(9)
Loren B. Wimpfheimer	2001	$150,000	$86,505		201,250	$1,602
(joined in September 2001)	2000	$49,821	$42,186		172,000	—
Sr. Vice President, Strategic Development	1999	—	—		—	—
and General Counsel

(1)	Represents amounts earned under our incentive compensation programs.
(2)	Reflects $76,676 and $116,281 paid for commissions earned during 2001 and 2000 respectively.
(3)	Includes $76,250 paid for commissions earned during 1999.
(4)	Reflects the grant of options to purchase Common Stock.
(5)	Represents $116,024 paid to reimburse Mr. Gould for interest payments made on promissory notes from Mr. Gould to the Company, a supplemental bonus payment of $105,000, $1,200 made to Mr. Gould’s 401(k) account and $405 paid for disability insurance premiums on Mr. Gould’s behalf.
(6)	Represents $116,024 paid to reimburse Mr. Gould for interest payments made on promissory notes from Mr. Gould to the Company, a supplemental bonus payment of $150,000, $1,200 made to Mr. Gould’s 401(k) account and $457 paid for disability insurance premiums on Mr. Gould’s behalf.
(7)	Represents $109,385 paid to reimburse Mr. Gould for relocation expenses and $819 for disability insurance premiums paid on Mr. Gould’s behalf.
(8)	Represents Company contributions to employee’s 401(k) account and disability insurance premiums paid on behalf of said employee.
(9)	Represents disability insurance premiums paid on behalf of said employee.

Option Grants in Last Fiscal Year

      The following table sets forth all individual grants of stock options during the year ended December 31, 2001 to each of the Named Executive Officers. These options were granted with an exercise price equal to the fair market value of our common stock on the date of grant. The options granted generally vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably each month thereafter, and have a term of 10 years. The 5% and 10% assumed annual rates of compound stock price appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent our estimate of the future trading prices of the common stock. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Actual gains, if any, on stock option exercises are dependent on numerous factors, including our future performance, overall market conditions and the option holder’s continued employment throughout the entire vesting period and option term, none of which are reflected in this table. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	Percent of Total			Price Appreciation for
	Underlying	Options Granted			Option Term
	Options	to Employees in	Exercise or	Expiration
Name	Granted	Fiscal Year	Base Price	Date	5%	10%

David B. Gould	50,000	1.91%	$13.32	12/31/11	$418,844	$1,061,432
Chairman, President	11,000	.42%	$11.95	12/7/11	$82,668	$209,497
and CEO	400,000	15.33%	$6.00	03/20/07	$816,230	$1,851,746
Alain Livernoche	8,125	.31%	$11.95	12/7/11	$61,062	$154,742
Sr. Vice President,	43,581	1.67%	$8.10	04/10/11	$222,004	$562,601
Worldwide Sales
Jon W Ezrine	12,000	.46%	$13.32	12/31/11	$100,523	$254,744
Sr. Vice President and	5,375	.21%	$11.95	12/7/11	$40,395	$102,368
Chief Financial Officer	69,389	2.66%	$8.10	04/10/11	$353,471	$895,764
Jeffrey S Ford	23,000	.88%	$13.32	12/31/11	$192,668	$488,259
Sr. Vice President,	5,625	.22%	$11.95	12/7/11	$42,273	$107,129
Operations	56,578	2.17%	$8.10	04/10/11	$288,211	$730,383
Loren B. Wimpfheimer	23,000	.88%	$13.32	12/31/11	$192,668	$488,259
Sr. Vice President,	6,250	.24%	$11.95	12/7/11	$46,951	$119,033
Strategic Development	160,000	6.13%	$7.50	04/17/11	$754,674	$1,912,491
and General Counsel	12,000	.46%	$8.10	04/10/11	$61,129	$154,912

Aggregated Option Exercises in Last Fiscal Year and Year-End Options Values

      The following table sets forth for each of the Named Executive Officers the number and value of options exercised during the year ended December 31, 2001 as well as the number and value of securities underlying unexercised options that are held by the Named Executive Officers as of December 31, 2001. The value realized column represents the difference between the estimated fair value of the purchased shares on the option exercise date, less the exercise price paid upon the exercise of the options. The value of unexercised in-the-money options column represents the December 31, 2001 closing price of $13.32 per share, less the exercise price payable upon exercise of these options.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at Fiscal Year End		Fiscal Year End
	on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David B. Gould	—	—	201,997	438,600	$2,231,140	$3,112,021
Chairman, President and
CEO
Alain Livernoche Sr.	—	—	122,273	125,247	$1,420,377	$892,242
Vice President,
Worldwide Sales

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at Fiscal Year End		Fiscal Year End
	on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Jon W. Ezrine	15,236	$159,698	64,546	130,364	$696,587	$704,448
Sr. Vice President and
Chief Financial Officer
Jeffrey S. Ford	—	—	115,349	141,254	$1,283,553	$801,469
Sr. Vice President,
Operations
Loren B. Wimpfheimer	—	—	108,600	264,650	$324,756	$747,486
Sr. Vice President,
Strategic Development
and General Counsel

Employment Agreements, Severance and Change of Control Arrangements

      Generally, we do not enter into employment agreements with our employees. The employment relationships with each executive officer are “at will”. However, we typically require each employee to enter into an agreement prohibiting the employee from disclosing or using any of our confidential or proprietary information without our permission and providing that the employee agrees to assign to us all inventions developed during the course of employment. In addition, the employee agrees not to solicit any of our customers or employees or to work for a competitor in defined geographical areas for a period of time after termination of his or her employment.

      However, we entered into a one-year employment agreement with David B. Gould, our Chairman, President and Chief Executive Officer, which has particular confidentiality and non-competition related provisions that survive longer than one year. This employment agreement was effective February 2, 1999, and was amended on August 3, 1999. At the anniversary of the agreement in August 2001, the agreement automatically renewed for an additional one-year term. Under the agreement, Mr. Gould is entitled to receive a base salary and a discretionary bonus. For fiscal 2001, Mr. Gould’s base salary was $300,000 and the discretionary bonus was $140,000 at target. In addition to his base salary, Mr. Gould is entitled to receive supplemental bonuses totaling $360,000 between March 31, 2000 and March 31, 2002, regardless of continued employment. Mr. Gould also received on February 2, 1999, a stock option grant of 300,996 shares of common stock, exercisable at a price of $1.66 per share, under the terms of our Stock Incentive Plan. One-fifth of these options vested immediately and the remaining options vested over a four-year period beginning January 2, 2000; however vesting accelerated to February 2000 upon the completion of our initial public offering. In the event Mr. Gould’s employment is terminated without cause, or within six months of a change of control, and if he resigns for good reason, he is entitled to a severance payment equal to twelve months base salary. On August 3, 1999, Mr. Gould was also granted an option to acquire 112,230 shares of common stock exercisable at a price of $2.97 per share under our Stock Incentive Plan. These options vested immediately and Mr. Gould exercised his options with a payment made by a $334,000 promissory note having terms and arrangements regarding our reimbursement of Mr. Gould’s interest payments that are similar to the terms and arrangements in the March 31, 1999 note described in the next paragraph.

      We also entered into a restricted stock award agreement with Mr. Gould effective March 31, 1999. Under the terms of this agreement, Mr. Gould purchased 879,763 shares of our common stock at a price of $1.66 per share and paid for these shares with a promissory note to us in the principal amount of $1,461,000. That note became due in February 2002 due to the completion of our initial public offering in February 2000, and accrued interest at a fixed rate of 6.41% per annum. Mr. Gould’s employment agreement obligated us to reimburse him for all interest payments regardless of his employment with us (effectively no interest). Mr. Gould’s note was a recourse obligation as to 25% of the principal. Of the purchased shares, 303,111 vested immediately upon employment and the balance originally vested over a period ending on February 2, 2003. The vesting of this grant accelerated to February 2000 upon the completion of our initial public offering.

      After the fiscal year ended December 31, 2001, Mr. Gould repaid the principal and all accrued interest on one of his notes and partially repaid another by surrender to the Company of shares held and fully paid for more than six months and having fair market value on the date of surrender. The balance remaining is evidenced by a new note from Mr. Gould to the Company in the principal amount of $1,478,832. The note is due on February 1, 2005, bears interest at the rate of 3.25 percent per annum in excess of the federal-funds target rate and is secured by shares of the Company’s common stock which had a value on the date of pledge equal to $3,697,080. The note, which is a full recourse obligation of Mr. Gould, contains provisions which require maintenance of certain minimum collateral coverage and provisions for annual principal and interest payments.

      Addendums to the stock option agreements with each of the officers, provide, for specified periods of time, that stock options awarded to the executive officer will automatically vest if, upon a change in control, the executive officer’s employment is terminated without good cause or the executive officer resigns for good reason.

Indebtedness of Management

      During the year ended December 31, 2001, Mr. Gould, one former director and four other executive officers were indebted to the Company for amounts in excess of $60,000, as follows:

	Maximum			Balance
	Amount			Outstanding as
Name	Owed During 2001	Interest Rate	Nature and Purpose	of 3/31/02

David B. Gould	$2,008,296.67	6.41% (as to $1,461,383.43)	Share acquisition	$1,482,067.17
		6.7% (as to $333,572.50)
		7.0% (as to $90,950.00)
Alain Livernoche	$97,316.50	7.0%	Share acquisition	$0
Jon W. Ezrine	$97,316.50	7.0%	Share acquisition	$0
Jeffrey S. Ford	$97,316.50	7.0%	Share acquisition	$0
John Abraham	$77,476.60	7.0%	Share acquisition	$0
Nancy Y. Treaster	$97,316.50	7.0%	Share acquisition	$0

Stock Option and Other Compensation Plans

     Amended and Restated Stock Incentive Plan

      We have an Amended and Restated Stock Incentive Plan, which is intended to promote our interests by providing employees and key persons, such as non-employee directors and consultants, the opportunity to purchase shares of common stock and to receive compensation based upon appreciation in the value of those shares. As of December 31, 2001, there were 9,159,325 shares of common stock reserved for issuance under our plan. Our plan provides for the grant of four types of awards: incentive stock options that qualify for tax benefits; non-qualified stock options; restricted stock awards; and stock appreciation rights. Since January 2001, we have only granted non-qualified stock options under our plan.

      Our plan is administered by the Compensation Committee of the board of directors. The Compensation Committee has the authority to determine to whom awards are granted, the terms of such awards, including the type of awards to be granted, the exercise price, the number of shares subject to awards and the vesting of the awards. Generally, the term of a stock option granted under our plan may not exceed 10 years. The Compensation Committee may make awards to all executives and other employees. Our Option Committee may make awards to employees below the rank of Senior Vice President.

      The exercise price for incentive stock options must be at least equal to the fair market value of our common stock on the date of grant (or 110% of the fair market value if the grant is made to a 10% stockholder). Options may be exercised by payment for the shares purchased in cash, or, to the extent approved by the Compensation Committee, by the delivery of previously owned shares, through a broker-facilitated cashless exercise, or a promissory note.

      Upon a merger, consolidation, sale of substantially all of the assets, or other similar transaction in which the relevant agreement does not provide for the assumption or substitution of the awards under our plan, the Compensation Committee may, in its discretion, deem the awards to be fully vested or exercisable, or cancel the awards in exchange for shares, cash, or other property equivalent in value to the shares. Any award which is not assumed or substituted or which is not canceled prior to such a transaction will become vested and immediately exercisable just prior to the closing of the transaction.

      Our plan may be amended or terminated by the Compensation Committee. However, an amendment to (i) increase the number of shares reserved for issuance, (ii) extend the maximum life of our plan or exercise period, (iii) decrease the minimum exercise price, or (iv) change the persons eligible for grants under our plan, must be approved by the shareholders.

      On the first day of each fiscal year, our plan authorizes the number of shares of common stock available for issuance under our plan to automatically increase so that the total number of shares reserved will equal the sum of:

•	the aggregate number of shares previously issued under our plan; plus

•	the aggregate number of shares subject to outstanding options granted under our plan; plus

•	10% of the number of shares outstanding on the last day of the preceding fiscal year.

      The maximum annual increase in the number of shares, however, shall not exceed 3,000,000 in any calendar year. Notwithstanding the foregoing, the board of directors, at its discretion, may issue a lower number of shares under this plan.

      As of December 31, 2001, there were options outstanding to purchase 5,370,147 shares of our common stock at a weighted average exercise price of $7.82 per share, 1,494,504 shares of our common stock had been issued upon exercise of options granted under this plan and 1,195,915 shares of restricted common stock had been issued. In addition, there were 1,101,261 shares of common stock that could be issued under the Stock Incentive Plan.

      The table below indicates, as of December 31, 2001, the aggregate number of options granted under our plan since its inception to the persons and groups indicated:

Optionee	Options	Restricted Stock

David B. Gould	923,226	879,763
Alain Livernoche	328,120
Jon W. Ezrine	288,764
Jeffrey S. Ford	287,203
Loren B. Wimpfheimer	373,250
All current executive officers as a group (7 persons)	2,752,025	879,763
All current directors who are not executive officers as a group (3 persons)	54,000
Peter F. Sinisgalli	27,000
All employees other than executive officers as a group	5,677,696

     Employee Stock Purchase Plan

      We established our Employee Stock Purchase Plan (the “ESPP”) effective upon the completion of our initial public offering in February 2000. The ESPP, which is intended to qualify under Section 423 of the Internal Revenue Code, allows employees to purchase our common stock through payroll deductions for 85% of the fair market value of the common stock. Participation in the ESPP is voluntary. Employees may participate by authorizing payroll deductions of 1% to 15% of their base pay for each payroll period. At the end of each six-month offering period, each participant will receive an amount of our common stock equal to the sum of that participant’s payroll deductions during the period divided by 85% of the lower of the fair market value of the common stock at the beginning of such period, or the fair market value of the common stock at the end of such period. No employee may participate in the ESPP if such employee owns or would own after the purchase of options under the ESPP, 5% or more of the voting power of all classes of our stock.

      There are currently 990,000 shares of common stock reserved for issuance under the ESPP. The number of shares of common stock available for issuance under the ESPP automatically increases on the last trading day of the last month of each fiscal year, beginning with the fiscal year ended December 31, 2001 by a number of shares equal to 2% of the total number of shares of common stock outstanding on the last trading day of the month preceding the final month of each such fiscal year, but in no event shall any such annual increase exceed 900,000 shares, as adjusted under the terms of the ESPP. Notwithstanding the foregoing, the board of directors, at its discretion, may issue a lower number of shares under this plan. We are permitted under the ESPP to purchase shares of common stock on the open market for the purpose of reselling the shares to participants in the ESPP.

     401(k) Plan

      We maintain a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. An employee becomes eligible to participate in the 401(k) plan one month following their date of employment. Eligible employees may contribute a maximum of 20% of their pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit to our plan. The percentage elected by more highly compensated participants may be required to be lower. Effective January 1, 2000, we began to match dollar-for-dollar, all employee contributions up to a maximum of $1,200 per year. During 2001, we made matching contributions of $315,601 to the 401(k) plan.

Federal Income Tax Consequences

      Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, and the Company is not entitled to any deduction with respect such exercise. However, the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares after the later of two years after grant of the option or one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss to the optionee. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the lower of (i) the excess of the fair market value of the shares at the date of the option exercise over the exercise price or (ii) the excess of the sales price of the shares over the exercise price. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the company. Unless limited by Section 162(m) of the Internal Revenue Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

      Non-qualified Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-qualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Internal Revenue Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise, is treated as long-term or short-term capital gain or loss to the optionee, depending on the holding period.

      Restricted Stock. Restricted stock will generally be taxed in the same manner as non-qualified stock options. However, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company’s right of repurchase lapses). The purchaser’s ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a right of repurchase. The purchaser may accelerate to the date of purchaser his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of purchase), an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

Limitation of Liability and Indemnification of Officers and Directors

      Our Certificate of Incorporation and Bylaws provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and we shall indemnify our officers, employees and agents to the fullest extent permitted under Delaware law.

      Our Certificate of Incorporation also provides that our directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	transactions from which the director derived an improper personal benefit.

      Any amendment, modification or repeal of these provisions will not eliminate or reduce the effect of these provisions for any act or failure to act, or any cause of action, suit or claim that would arise before the amendment, modification or repeal. If Delaware law is amended to provide for further limitations on the personal liability of directors of corporations for breach of duty of care or other duty as a director, then the personal liability of the directors will be so further limited to the greatest extent permitted by Delaware law. This limitation of liability does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      We entered into agreements to indemnify our executive officers and directors in addition to indemnification provided for in our amended and restated Certificate of Incorporation. These agreements, among other things, require us to indemnify these individuals against liabilities that arise by reason of their status or services as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceedings against them for which they could be indemnified.

      Currently, we have purchased a directors and officers liability insurance policy with a maximum aggregate liability of $10 million.

Compensation Committee Interlocks and Insider Participation

      None of the executive officers serves as a member of the boards of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act 1934 requires the directors and executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. Based solely on a review of reports filed by theses individuals and representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2001, all applicable Section 16(a) filing requirements were met, except that Battery Ventures IV, L.P. (“Battery Ventures”), Battery Investment Partners IV, LLC (“Battery Investment Partners”), Battery Partners, IV, LLC (“Battery Partners”), and Richard D. Frisbie, Oliver D. Curme, Todd A. Dagres, Kenneth P. Lawler and Thomas J. Crotty, the member managers of Battery Partners each failed to timely file a Form 3 and certain Forms 4 as follows: Battery Ventures, Battery Investment Partners and Battery Partners each failed to timely file two Forms 4, required to disclose three transactions each; Messrs. Crotty and Frisbie each failed to timely file two Forms 4, required to disclose ten transactions each; Messrs. Curme and Lawlers each failed to timely file three Forms 4, required to disclose eighteen transactions each and Mr. Dagres failed to timely file five Forms 4, required to disclose fifteen transactions. Additionally, Jeffrey S. Ford failed to timely report three transactions on a Form 4. These transactions have now been reported on the applicable forms and filed with the Commission.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

      Our executive compensation program is administered by the Compensation Committee of the board of directors. The Compensation Committee consists of Mr. Sinisgalli, the chairman and Messrs. Katz and Crotty. The Committee also administers our Stock Incentive Plan and Employee Stock Purchase Plan. The Compensation Committee met four times during the year and acted by unanimous written consent three times.

      Our executive compensation policy, as implemented by the Compensation Committee, is designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain executives who have skills, experience and talents required to promote our short-term and long-term financial performance and growth. The compensation policy is designed to link compensation to the value and level of the performance of the executive as well as to our performance as a whole. In so doing, the policy strives to align the financial rewards to the executive officers with the financial interests of our stockholders.

      The Compensation Committee seeks to achieve these objectives by implementing, as the principal components of compensation, a program of base salary, incentive bonus compensation and equity-based incentives. The compensation decisions of the Compensation Committee, relative to our executive officers and management employees, are described below as to each of the foregoing components.

Compensation of Executive Officers Generally

      Base Salary. Base salary levels for each of the executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Compensation Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to us. In addition, the Compensation Committee generally takes into account our past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities. The base salaries of the executive officers for fiscal 2001 were not linked to specific Company performance criteria.

      Cash Bonuses. Cash bonuses are determined and paid to executives and management employees pursuant to our compensation plan for executive officers and other management employees. For each executive and management employee, the cash bonus is based in whole or in part upon the attainment of financial objectives for us as a whole or for the employee’s area of responsibility. For executive officers, these objectives are weighted 60% to 100% on company performance with each individual’s remaining percentage based upon attainment of individual goals. Cash bonuses for executive officers and other management employees are targeted at ranges from 10% of base salary to 80% of base salary. The amount of the bonus payable to any executive officer or other management employee also depends on the level of our financial performance and other goals achieved. Since bonus payments are based in whole or in part on the degree in which we achieve our overall revenue and earnings per share goals, the compensation of executive officers and management employees is higher during years in which we meet or exceed our specified financial performance goals.

      Equity Incentives. The Compensation Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in stockholder value. Our Stock Incentive Plan provides the means through which executive officers and other management employees can build an investment in common stock which will align management’s economic interests with the interests of our stockholders. Under the Stock Incentive Plan, we may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. To date, we have issued stock options and restricted stock under our plan and since January 2001 we have only issued non-qualified stock options.

      For our year ended December 31, 2001, we granted options to Mr. Gould to purchase 461,000 shares, to Mr. Livernoche to purchase 142,625 shares, to Mr. Ezrine to purchase 86,764 shares, to Mr. Ford to purchase

85,203 shares and to Mr. Wimpfheimer to purchase 201,250 shares. For fiscal 2002, the Compensation Committee intends to grant options to executive officers based upon our achievement of the objectives of our plan and the Compensation Committee’s assessment of the individual’s contribution to our performance.

      Executive officers may also be entitled to participate in our Employee Stock Purchase Plan on the same basis as our other employees. Our plan commenced following completion of our initial public offering and is described under the heading “Stock Option and Other Compensation Plans.”

      Other Benefits. Executive officers also participate, on a voluntary basis, in our regular employee benefit programs, including group medical and dental coverage, group life insurance and group short-term and long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to our 401(k) Plan, including matching contributions.

Compensation of the Chief Executive Officer

      The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to our performance. David B. Gould has served as the Chief Executive Officer since February 1999. For the fiscal year ended December 31, 2001, Mr. Gould’s compensation plan included an annual base salary of $300,000 and a bonus of $140,000 at target, based on our achievement of our financial objectives. Mr. Gould received a bonus of $133,945 for the 2001 fiscal year. In connection with the terms of the promissory notes between the Company and Mr. Gould, during 2001 we paid $116,024 to reimburse Mr. Gould for interest payments under those notes. In accordance with the August 4, 1999 amendment to Mr. Gould’s employment agreement, the Company paid Mr. Gould a supplemental bonus in the amount of $105,000 on March 31, 2001. During fiscal 2001, Mr. Gould was granted options to purchase 400,000 shares of our common stock at $6.00 per share, options to purchase 11,000 shares of our common stock at $11.95 per share and options to purchase 50,000 shares of our common stock at $13.32 per share.

Policy with Respect to Qualifying Compensation for Deductibility

      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. Our policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Compensation Committee believes that awards under the management incentive plan and the award of options made under stock option plans for employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding our policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Compensation Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer’s income to exceed the deductible limits.

Compensation Committee:

Peter F. Sinisgalli, Chairman
Thomas J. Crotty
Joel G. Katz

AUDIT COMMITTEE REPORT

      The Audit Committee of the board of directors is comprised of Mr. Katz, the chairman, and Messrs. Crotty and Sinisgalli. Each member of the Audit Committee is an independent director in accordance with the National Association of Securities Dealer’s standards. The Audit Committee has adopted a written charter approved by the board of directors. The Audit Committee met four times during the year.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP, our independent auditors for 2001, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm’s independence. The Audit Committee also considered whether KPMG’s provision of non-audit services is compatible with KPMG’s independence.

      Based on the considerations referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2001 and that KPMG be appointed independent accountants for the year 2002. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

Audit Committee:

Joel G. Katz, Chairman
Thomas J. Crotty
Peter F. Sinisgalli

Performance Graph

      The following graph compares from the date of our initial public offering through December 31, 2001, the cumulative total stockholders return on our common stock with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and with the JP Morgan H&Q Internet 100 Index. The graph assumes that $100 was invested on February 10, 2000 in each of our common stock, the NASDAQ Stock Market (U.S.) Index and the JP Morgan H&Q Internet 100 Index and assumes the reinvestment of dividends.

COMPARISON OF 22 MONTH CUMULATIVE TOTAL RETURN

AMONG WITNESS SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H&Q INTERNET 100 INDEX

CERTAIN TRANSACTIONS

Related Party Transactions

     Registration Rights

      Some of our directors and holders of 5% or more of our stock were entitled to specified rights related to the registration of their shares under the Securities Act in connection with the initial public offering in February 2000.

     Common Stock Purchases and Sales

      In March 1999, we issued 879,763 shares of restricted common stock to Mr. Gould in return for a promissory note of $1.5 million. In August 1999, Mr. Gould was granted and exercised options to acquire 112,230 shares of our common stock in exchange for a promissory note of $334,000. The notes effectively bear no interest and were accelerated to February 2002 upon the completion of our initial public offering in February 2000.

      On August 2, 1999, we sold 244,800 shares of restricted common stock, which consisted of 30,600 shares to each of the following officers: Mr. Gould, Mr. Ezrine, Mr. Ford, Mr. Livernoche, and Ms. Treaster. Each officer paid $90,950 for the shares by providing us with a full recourse promissory note. The notes bear interest of 7% payable in arrears annually and were due in full on July 31, 2003, with such maturity dates accelerated to February 2002 as a result of our initial public offering in February 2000. In addition, on August 2, 1999, we sold 24,395 shares of restricted common stock to Mr. Abraham for $72,401 in return for a full recourse promissory note. The note bears interest of 7% payable in arrears annually and was due in full on July 31, 2003, with such maturity date accelerated to February 2002 as a result of our initial public offering in February 2000.

      After the fiscal year ended December 31, 2001, the notes payable of Messrs. Abraham, Ezrine, Ford and Livernoche and Ms. Treaster, were paid in full by surrender to the Company of shares that had been fully paid and held by each for more than six months and having fair market value on the date of surrender equal to the sum of principal and accrued interest on each note. Mr. Gould similarly repaid one of his notes and partially paid another by surrender to the Company of shares that had been fully paid and held by him for more than six months and having fair market value on the date of surrender. The balance remaining is evidenced by a new note from Mr. Gould to the Company in the principal amount of $1,478,832. The note is due on February 1, 2005, bears interest at the rate of 3.25 percent per annum in excess of the federal-funds target rate and is secured by shares of the Company’s common stock which had a value on the date of pledge equal to $3,697,080. The note, which is a full recourse obligation of Mr. Gould, contains provisions which require maintenance of certain minimum collateral coverage and provisions for annual principal and interest payments.

     Policy on Future Transactions

      Our board of directors has adopted a resolution whereby all future transactions with related parties, including any loans from us to our officers, directors and principal stockholders or their family members, must be approved by a majority of the board of directors including a majority of the independent and disinterested members of the board of directors or a majority of the disinterested stockholders and must be on terms no less favorable to us than could be obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS

      Rules of the Securities and Exchange Commission require that any proposal by a stockholder for consideration at the 2002 Annual Meeting of Stockholders must be received by us no later than December 18, 2002, if any such proposal is to be eligible for inclusion in our proxy materials for our 2002 Annual Meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met. In order for a stockholder to bring any business or nominations before the 2002 Annual Meeting of Stockholders, certain conditions set forth in Section 2.12 of the Bylaws must be complied with, including, but not limited to, delivery of notice, not less than 90 days prior to the first anniversary of our annual meeting held in the prior year, or no later than February 19, 2003.

FORM 10-K EXHIBITS

      We have included with this Proxy Statement a copy of our Form 10-K report for fiscal year 2001, including the financial statements, schedule and list of exhibits. We will mail without charge, upon written request, a copy of our Form 10-K exhibits. Requests should be sent to Witness Systems, Inc., 300 Colonial Center Parkway, Roswell, Georgia 30076.

OTHER MATTERS

      The management of Witness Systems is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Loren B. Wimpfheimer
Secretary

WITNESS SYSTEMS, INC.
300 Colonial Center Parkway
Suite 600
Roswell, Georgia 30076

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints David B. Gould, Loren B. Wimpfheimer and Jon W. Ezrine, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Witness Systems, Inc. held of record by the undersigned on April 9, 2002, at the annual meeting of Shareholders to be held on May 29, 2002 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

    Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please given full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” the named nominees in Proposal 1 and “FOR” Proposal 2.

(Please date and sign on reverse)

(Continued on reverse side)

(Continued from other side)

I PLAN TO ATTEND MEETING ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NAMED NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2

1 —	To vote FOR ☐ or WITHHOLD AUTHORITY to vote for ☐

electing the following two members of the Board of Directors, except as marked to the contrary.

Thomas J. Crotty                  Joel G. Katz

Instructions:	A shareholder may withhold authority to vote for any nominee by lining through or otherwise striking out the name of such nominee. The above-named proxies will vote FOR any nominee whose name is not lined through.

2 — Approval of the selection of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002.

☐ FOR                  ☐ AGAINST                  ☐ ABSTAIN

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Dated

Signature

Signature if held jointly
Please mark, date and sign as your name appears above and return in the enclosed envelope.